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                                                                    EXHIBIT 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-51772 and Form S-8 Nos. 333-82221, 333-19915, 333-19917,
333-59910 and 333-104820) of Transkaryotic Therapies, Inc. and in the related Prospectuses of our report dated March 15, 2005, with respect to the consolidated financial statements of Transkaryotic Therapies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


                                     /s/ Ernst & Young LLP


Boston, Massachusetts
March 15, 2005